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                                                                       EXHIBIT 5

              [Letterhead of Womble Carlyle Sandridge & Rice, PLLC]


January 21, 1999


RF Micro Devices, Inc.
7625 Thorndike Road
Greensboro, North Carolina 27409-9421


         Re:      Registration Statement on Form S-3
                  Relating to 2,587,500 Shares of Common Stock
                  (File No. 333-69501)


Gentlemen:


         We are acting as counsel to RF Micro Devices, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,587,500 shares of the Company's common stock, no par value (the "Common Stock"), consisting of up to 2,300,000 shares of Common Stock to be sold by the Company (the "Primary Shares") and up to 287,500 shares of Common Stock to be sold by TRW Inc., a shareholder of the Company (the "Secondary Shares"). We have assisted the Company in the preparation of a Registration Statement on Form S-3 relating to the Primary Shares and the Secondary Shares, filed with the Securities and Exchange Commission (the "Commission") on December 22, 1998, Amendment No. 1 thereto, filed with the Commission on January 4, 1999, and Amendment No. 2 thereto, filed with the Commission on January 21, 1999 (the "Registration Statement"). We are providing this opinion pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.


         We have reviewed the Registration Statement, the articles of incorporation and bylaws of the Company , each as amended to date, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

         In connection with such review, we have assumed with your permission
(i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

         This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         Based on and subject to the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we deem relevant, it is our opinion that the Secondary Shares and the Primary Shares have been duly authorized by all necessary corporate action on the part of the Company and the Secondary Shares are, and when issued as provided for in the Registration Statement, the Primary Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters" in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.



                                Very truly yours,

                                /s/ WOMBLE CARLYLE SANDRIDGE & RICE
                                A Professional Limited Liability Company